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                                                                   Exhibit 10.26

                            SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT, dated this 16th day of June, 2000 (this "Amendment"), between GATEWAY SHERWOOD, INC., a California corporation, by RREEF Management Company, a Delaware corporation, ("Landlord"), successor in interest to WCB Twenty Limited Partnership, a Delaware limited partnership ("WCB"), and NETRIX CORPORATION, d/b/a NX NETWORKS, f/k/a PROTEON, INCORPORATED ("Tenant"), with respect to certain premises located in the building (the "Building") commonly known as Nine Technology Drive, Westborough, Massachusetts.

                                    RECITALS:

        A. WCB and Tenant entered into that certain Lease dated December 19, 1994 for approximately 96,166 square feet in the Building
            (the "Original Premises").

        B. WCB and Tenant further entered into that certain Amendment to Lease dated May 23, 1997, which, among other things, reduced the size of the Original Premises to approximately 43,962 square feet
            (the "Reduced Premises"). (The term "Lease" as used herein refers to the Original Lease as amended in this recital.)

        C. Landlord purchased WCB's interest in the Building and has acquired all of WCB's right, title and interest to and under the Lease.

        D. Landlord and Tenant desire to again amend the Lease by deleting 9,955 square feet of Rentable Floor Area (the "Vacated Space") from the Reduced Premises (the Reduced Premises less the Vacated Space is hereinafter referred to as the "Premises") demised under the Lease, and by making certain other amendments to the terms and provisions of the Lease, all as more fully set forth herein.

        E. Landlord and EMC Corporation ("EMC") have previously entered into a lease ("EMC Lease") pursuant to which EMC has agreed to lease the Vacated Space.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1. RECITALS. The recitals set forth above are hereby incorporated herein as if fully set forth.

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        2.  INCORPORATION. Except as modified herein, all other terms and conditions of the Lease between the parties described above shall continue in full force and effect. Tenant acknowledges that as of the date of this Amendment, Tenant: (i) is not in default under the terms of the Lease; (ii) has no defense, set off or counterclaim to the enforcement by Landlord of the terms of the Lease; and (iii) is not aware of any action or inaction by Landlord that would constitute an Event of Default by Landlord under the Lease.

        3. EFFECTIVE DATE. This Amendment shall take effect on the earlier to occur of: (i) the date Tenant actually delivers the Vacated Space to Landlord pursuant to Section 10 of this Amendment; or (ii) 12:01 am on June 16, 2000 (the "Effective Date").

        4. EXTENSION TERMS. As of the Effective Date, the definition of "EXTENSION TERMS" set forth in Section 1.1 of the Lease and the provisions of Section 2.4.1 of the Lease are hereby deleted in their entirety. Tenant acknowledges and agrees that it has no option to extend the term of the Lease past April 30, 2002.

        5. RENT AND OTHER CHARGES. The definition of "ANNUAL FIXED RENT" set forth in Section 1.1 of the Lease shall remain unchanged, except that the paragraph entitled "Extension Terms" shall be deleted in its entirety. Tenant acknowledges agrees that it remains responsible for any other charges as specified in the Lease through the Initial Term Expiration Date.

        6. PREMISES. As of the Effective Date, the definition of "PREMISES" set forth in Section 1.1 of the Lease shall be deleted in its entirety and the following inserted in its place:

                  "PREMISES:            The Premises, comprising 34,007 square
                                        feet of  Rentable  Floor Area on the
                                        first floor of the Building,  are
                                        outlined on EXHIBIT A attached hereto
                                        and incorporated by reference herein."

        7. RENTABLE FLOOR AREA. As of the Effective Date, the definition of "RENTABLE FLOOR AREA OF PREMISES" set forth in Section 1.1 of the Lease shall be deleted in its entirety and the following inserted in its place:

                  "RENTABLE FLOOR AREA
                    OF PREMISES:                     34,007 square feet."




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        8.  TENANT'S PROPORTIONATE SHARE.  As of the Effective Date, the
            definition of TENANT'S PROPORTIONATE SHARE" set forth in Section 1.1 of the Lease shall be deleted in its entirety and the following inserted in its place:


                  "TENANT'S PROPORTIONATE
                    SHARE: Thirteen and 56/100 percent (13.56%), being the ratio of the Rentable
                                           Floor Area of the Premises to the
                                           Rentable Floor Area of the Building."

        9. PLAN OF PREMISES. As of the Effective Date, EXHIBIT A of the Lease shall be deleted in its entirety and the new EXHIBIT A attached hereto shall be inserted in its place.

        10. VACATION OF SPACE. On or before the Effective Date, Tenant shall vacate and deliver to Landlord the Vacated Space free and clear of all personal property, equipment and trade fixtures and in broom clean condition, and otherwise in the condition required of Tenant as of the normal expiration of the Lease term.

        11. DEMISING COSTS. Tenant hereby agrees that it will be responsible for one-third (1/3) of any and all costs associated with the demising of the Vacated Space (the "Demising Costs") for EMC, including, but not limited to, architect, engineering and construction management fees. Notwithstanding anything to the contrary, Tenant's obligation hereunder shall not exceed one-third (1/3) of the estimated cost of such demise (the "Estimated Cost"). The Estimated Cost is hereinafter defined as Twenty Nine Thousand Dollars and No/Cents ($29,000.00), plus or minus five percent (5%) thereof for fees. Landlord agrees to use its best efforts to insure that the Demising Costs meet or fall below the Estimated Cost.

        12. BROKERS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Amendment. Each of the parties agree to indemnify, defend and protect the other from and against, any and all costs, fees and other expenses resulting from a breach by the party of their covenant under this section.

        13. IRREVOCABLE OFFER. Submission of this Amendment to Tenant by Landlord shall not be deemed to be an offer, and Landlord shall not be bound by this Amendment until it has received a copy of this Amendment duly executed by Tenant and has delivered to Tenant a copy of this Amendment duly executed by Landlord, and until such delivery by Landlord, the unmodified Lease shall remain in full force and effect.


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        14. LIMITATION OF LANDLORD'S LIABILITY. Redress for any claims against
            Landlord under the Lease and this Amendment shall only be made against Landlord to the extent of Landlord's interest in the Building. The obligations of Landlord under the Lease and this Amendment shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:                                  TENANT:

GATEWAY SHERWOOD, INC.,                    NETRIX CORPORATION
a California corporation


By:  RREEF America LLC, a Delaware
     limited liability company, its
     investment advisor, hereunto
     duly authorized

By:__________________________________      By:________________________________
         Eric Berke
         District Manager                  Title:_____________________________

Dated: _____________________, 2000         Dated:_________________, 2000


By:___________________________________
         A. Jay Jehle
         Authorized Representative

Dated: _____________________, 2000








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                                    EXHIBIT A

                                    PREMISES
































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